UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_______________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 19, 2013

MICREL,   INCORPORATED
(Exact name of Registrant as specified in its charter)

California	94-2526744
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

2180 Fortune Drive, San Jose, CA       95131
(Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: (408) 944-0800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 1.01. Entry into a Material Definitive Agreement.

On April 19, 2013, Micrel, Incorporated entered into a second amendment to its existing credit agreement with Bank of the West which was originally entered into on May 7, 2009.

The amendment to the credit agreement amends certain terms of the existing agreement, including an extension of the expiration date from April 30, 2013 to April 30, 2015 and the deletion of a minimum effective tangible net worth covenant. The amendment to the credit agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

Item 2.02. Results of Operations and Financial Condition.

On April 25, 2013, Micrel, Incorporated issued a press release announcing its financial results for the three months ended March 31, 2013. A copy of the press release is furnished as Exhibit 99.1 to this report. Such Information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) The following items are filed as exhibits to this report:

10.1	Second Amendment to Credit Agreement, dated as of April 19, 2013, by and between Bank of the West and Micrel, Incorporated.
99.1	Press release, dated April 25, 2013, issued by Micrel, Incorporated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICREL, INCORPORATED
(the Registrant)

By:	/s/ Clyde R. Wallin
Clyde R. Wallin
Vice President, Finance and
Human Resources and
Chief Financial Officer
(Principal Financial and Accounting Officer)

Dated: April 25, 2013

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

10.1	Second Amendment to Credit Agreement, dated as of April 19, 2013, by and between Bank of the West and Micrel, Incorporated.
99.1	Press release, dated April 25, 2013, issued by Micrel, Incorporated.

4